EXHIBIT 99


TD Banknorth Inc. to Present at the RBC Capital Markets 2005 Financial Institutions Conference on Martha's Vineyard

PORTLAND, Maine-September 15, 2005--TD Banknorth Inc. (NYSE: BNK) announced today that Stephen J. Boyle, Chief Financial Officer, will present at the RBC Capital Markets Financial Institutions Conference at The Harbor View Hotel, 131 North Water Street, in Edgartown, Martha's Vineyard, Massachusetts from 11:30 a.m. to 12:00 p.m. EDT on Wednesday, September 21, 2005.

An audio-only live webcast of the RBC Capital Markets 2005 Financial Institutions Conference will be available at http://www.wsw.com/webcast/rbc33/bnk. Shortly after the conference, a replay of the webcast will be available for a period of at least 30 days from the Investor Relations section of the TD Banknorth website at http://www.tdbanknorth.com.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At June 30, 2005, TD Banknorth had $31.8 billion of total consolidated assets and provided financial services to over 1.3 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont and upstate New York. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.tdbanknorth.com.

CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.